Tompkins Financial Corporation S-8

Exhibit 23.3

 Consent of Independent Registered Public Accounting Firm

VIST Financial Corp.
Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tompkins Financial Corporation (the “Company”) of our reports dated March 21, 2011, relating to the consolidated financial statements of VIST Financial Corp. and subsidiaries and the effectiveness of VIST Financial Corp.’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ ParenteBeard LLC

Reading, Pennsylvania
October 23, 2012